UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 30, 2014

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 30, 2014, Real Goods Solar, Inc. (the “Company”) held its 2014 annual meeting of shareholders. The final voting results for each of the matters submitted to a vote of shareholders at the 2014 annual meeting were as follows:

(1)	The Company’s shareholders elected all nominees named in the proxy statement for the meeting to the Company’s board of directors, each to serve until the next annual meeting of shareholders to be held in 2015 or until their successors are duly elected and qualified, with the following vote:

	For	Withheld	Broker non-votes
David L. Belluck	15,289,124	895,738	19,328,307
Dennis Lacey	15,253,448	931,414	19,328,307
Pavel Bouska	15,302,959	881,903	19,328,307
Ian Bowles	15,550,392	634,470	19,328,307
Steven B. Kaufman	15,321,768	863,094	19,328,307
John Schaeffer	15,348,924	835,938	19,328,307
Robert L. Scott	15,298,156	886,706	19,328,307
Richard D. White	15,571,320	613,542	19,328,307

(2)	The Company’s shareholders approved the exercisability of warrants to purchase shares of the Company’s Class A common stock issued as a part of a private placement of units completed June 3, 2013 (the “2013 PIPE”), as further described under Item 8.01 of this Current Report on Form 8-K, with the following vote:

For	Against	Abstain	Broker non-votes
15,473,453	522,054	189,355	19,328,307

Nasdaq’s interpretive materials regarding the 20% Rule (described under Item 8.01 of this Current Report on Form 8-K) provide that when the matter of exercisability is submitted to a shareholder vote, all of the shares issued in the transaction in question may not vote to approve the remainder of the transaction. Therefore, 3,716,054 shares of the Company’s Class A common stock, comprised of 3,366,974 shares of the Company’s Class A common stock issued upon consummation of the 2013 PIPE and 349,080 shares of the Company’s Class A common stock subsequently issued upon exercise of 2013 PIPE Warrants (defined below), are not entitled to vote on Proposal 2. To satisfy the Nasdaq rules, the Company has assumed that the 3,716,054 shares of the Company’s Class A common stock ineligible to vote on the matter were voted in favor of the proposal at the annual meeting. If the 3,716,054 shares were subtracted from the “For” vote total, 11,757,399 shares voted “For” and 522,084 voted “Against” Proposal 2, approving the proposal with the required majority vote.

(3)	The Company’s shareholders ratified the appointment of EKS&H LLLP to audit the Company’s consolidated financial statements for the 2014 fiscal year, with the following vote:

For	Against	Abstain	Broker non-votes
33,237,243	1,156,129	1,119,797	0

Item 8.01.	Other Events.

On October 30, 2014, the Company’s shareholders approved the exercisability of warrants issued as a part of a private placement of units completed June 3, 2013 pursuant to a Securities Purchase Agreement, dated May 24, 2013, by and between the Company and the investors party thereto (the “2013 PIPE Warrants”). The 2013 PIPE Warrants are exercisable into shares of the Company’s Class A common stock. Under Nasdaq Rule 5635(d), companies that have securities listed on Nasdaq must obtain shareholder approval before the issuance of common stock in a private offering at a price less than the greater of the book and market value per share of such common stock, if the issuance amounts to 20% or more of the common stock or 20% or more of the voting power of a company outstanding before the issuance. Nasdaq Rule 5635(d) is referred to herein as the “20% Rule.” The transaction in which the Company issued the 2013 PIPE Warrants is subject to the 20% Rule and currently complies with the 20% Rule. However, if the anti-dilution protections in the 2013 PIPE Warrants are triggered in the future, additional shares of the Company’s Class A common stock may become issuable upon exercise of the 2013 PIPE Warrants and such issuance may cause the aggregate number of shares issued or issuable in the private placement to exceed the limitation in the 20% Rule. As a result of the shareholder approval, holders of the 2013 PIPE Warrants may now exercise the 2013 PIPE Warrants without reference to the limitation in the 20% Rule. Assuming the exercise of 100% of the 2013 PIPE Warrants (taken together with the shares of Class A common stock issued at the closing of the private placement and all shares of Class A common stock previously issued upon exercise of 2013 PIPE Warrants), the total number of shares issued or issuable in the private placement equals approximately 19.61% of the Class A common stock and the voting power of the Company’s outstanding securities at the time of the closing of the transaction. The shareholder approval at the 2014 annual meeting did not amend or modify the terms of the 2013 PIPE Warrants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Dennis Lacey
Dennis Lacey
Chief Executive Officer and Acting Principal Financial Officer

Date: November 4, 2014